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                      AMENDMENT NO. 3 TO INPUT/OUTPUT, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         WHEREAS, the Input/Output, Inc. Supplemental Executive Retirement Plan (as amended to the date hereof, the "Supplemental Retirement Plan" or the "Plan") has been established by Input/Output, Inc. (the "Company") to provide for the payment of certain pension and pension-related benefits to a select group of management and highly compensated employees who contribute materially to the growth, development and further business success of the Company; and

         WHEREAS, the Company has retained the power to amend the Supplemental Retirement Plan pursuant to Section 10.1 of the Plan; and

         WHEREAS, the Company desires to further amend the Supplemental Retirement Plan;

         NOW; THEREFORE, in consideration of the premises and pursuant to the amendment authority reserved thereunder, effective as of August 23, 1999, the Plan is amended as hereinafter set forth:

1. Section 1.1(u) shall be amended to add the following after the last sentence thereof:

         "Notwithstanding the foregoing, Axel M. Sigmar shall be 100% vested in his benefits under the Plan from and after August 17, 1999."

2. Section 4.6 of the Plan shall be amended to add the following after the last sentence thereof:

         "Notwithstanding the foregoing, pursuant to Section 3.D of the Employment Agreement between the Company and Axel M. Sigmar dated effective as of August 17, 1999, if Axel M. Sigmar is terminated pursuant to the applicable provisions of the Employment Agreement, which terms and conditions shall be controlling with respect to such termination, Axel M. Sigmar's Vested Deferred Benefit accrued as of his termination date shall be payable in a lump sum pursuant to the terms of the Employment Agreement. For the purposes of such payment the "present value" shall be calculated pursuant to Section 417(e)(3)(A) of the Internal Revenue Code of 1986, as amended, with the applicable interest rate being the rate in effect under said Section for the calendar month that is two months prior to the termination of employment date."

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3.       Section 10.1 of the Plan shall be amended to add the following after the last sentence thereof:

         "In addition, no amendment to the Employment Agreement effected subsequent to the date of this Amendment 3 and affecting the Company's or Mr. Sigmar's rights or obligations under this Plan shall be effective unless a corresponding amendment is made to the terms of this Plan."

Except as expressly amended by the terms of this Amendment No. 3, the remaining terms of the Plan shall remain in full force and effect.

         Executed this 23 day of August, 1999, effective as of August 17, 1999.


                                                INPUT/OUTPUT, INC.

                                                By: /s/ DAVID BALDWIN
                                                    --------------------------
                                                Name: David Baldwin
                                                      ------------------------
                                                Title: Chief Financial Officer
                                                       -----------------------

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